Exhibit 99.5

LETTER TO CLIENTS

EXAR CORPORATION

Offer by Hybrid Acquisition Corp.

to Exchange Each Outstanding Share of Common Stock

of

HI/FN, INC.

for

$1.60 in Cash and

0.3529 Shares of Common Stock of Exar Corporation

or

$4.00 in Cash

subject in each case to the election procedures described in the

Prospectus/Offer to Exchange and the related Letter of Election and Transmittal

Pursuant to the Prospectus/Offer to Exchange dated March 5, 2009

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF APRIL 2, 2009, UNLESS SOONER TERMINATED OR EXTENDED

March 5, 2009

To Our Clients:

Enclosed for your consideration are the Prospectus/Offer to Exchange, dated March 5, 2009 (the “Prospectus”), and the related Letter of Election and Transmittal (the “Letter of Election and Transmittal”), which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer,” by Hybrid Acquisition Corp. (“Offeror”), a wholly owned subsidiary of Exar Corporation (“Exar”), to exchange for each outstanding share of common stock of hi/fn, inc. (“Hifn”), par value $0.001 per share (the “Shares”), validly tendered and not properly withdrawn in the Offer, at the election of the holder of such Share:

•	$1.60 in cash, without interest, and 0.3529 shares of Exar common stock, par value $0.0001 per share (“Exar Common Stock”) (the “Mixed Consideration”), or

•	$4.00 in cash, without interest (the “All-Cash Consideration”),

subject in each case to the election procedures described in the Prospectus and the related Letter of Election and Transmittal. Hifn stockholders who otherwise would be entitled to receive a fractional share of Exar Common Stock will instead receive an amount in cash (without interest) equal to the amount of such fraction multiplied by the closing sale price of Exar Common Stock on The NASDAQ Stock Market on the date Offeror purchases Shares pursuant to the Offer. The Prospectus and the Letter of Election and Transmittal more fully describe the Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

The materials enclosed are being forwarded to you as the beneficial owner of Shares carried by us in your account, but not registered in your name. A tender of such Shares can be made only by us as the registered holder for your account and pursuant to your instructions. We are sending you the Letter of Election and Transmittal for your information. You cannot use the Letter of Election and Transmittal to tender Shares we hold for your account. The Letter of Election and Transmittal must be completed and executed by us, according to your instructions.

Accordingly, we request that you complete the attached form entitled “Instructions to Registered Holder from Beneficial Holder,” instructing us as to whether you wish us to tender on your behalf the Shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Election and Transmittal, and which elections you wish us to make on your behalf.

The Exchange Offer will expire at 12:00 midnight, New York City time, at the end of April 2, 2009, unless sooner terminated or extended by Offeror (such date and time, as it may be extended, the “Expiration Date”). If you desire to tender your Shares in the Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Shares on your behalf prior to the Expiration Date in accordance with the provisions of the Offer. Any Shares tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.	The consideration per Share is, at your election, the Mixed Consideration or the All-Cash Consideration, subject in each case to the election procedures described in the Prospectus and Letter of Election and Transmittal.

2.	The Offer is being made for all outstanding Shares.

3.	The Offer and withdrawal rights expire at 12:00 midnight, New York City time, at the end of April 2, 2009, unless the Offer is sooner terminated or extended.

4.	Offeror’s obligation to accept Shares tendered in the Offer is subject to conditions specified in the Prospectus, which you should review in detail.

5.	Any stock transfer taxes applicable to the transfer of Shares to Offeror pursuant to the Offer will be paid by Offeror, except as otherwise provided in Instruction 6 of the Letter of Election and Transmittal.

If you wish to tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form titled “Instructions to Registered Holder from Beneficial Holder,” attached hereto. An envelope to return your instruction form to us is enclosed. We urge you to read the enclosed Prospectus and Letter of Election and Transmittal regarding the Offer carefully before instructing us to tender your Shares.

None of the Shares held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions to Registered Holder from Beneficial Holder” shall constitute an instruction to us to tender ALL of the Shares held by us for your account.

The Offer is made solely by means of the Prospectus and the Letter of Election and Transmittal, including all supplements and amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instructions to Registered Holder from Beneficial Holder of

Shares of Common Stock

of

HI/FN, INC.

The undersigned hereby acknowledge(s) receipt of your letter and the enclosed Prospectus/Offer to Exchange, dated March 5, 2009 (“Prospectus”) and the related Letter of Election and Transmittal (the “Letter of Election and Transmittal”), in connection with the offer by Hybrid Acquisition, Corp. (“Offeror”), a wholly owned subsidiary of Exar Corporation (“Exar”), to exchange each outstanding share of common stock of hi/fn, inc. (“Hifn”), par value $0.001 per share (the “Shares”), validly tendered and not properly withdrawn in the Offer.

With respect to the Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER some or all of the Shares held by you for the account of the undersigned
☐	NOT to TENDER any Shares held by you for the account of the undersigned.

If the undersigned is instructing you to tender some or all of the Shares held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, pursuant to the election below and upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Election and Transmittal. The undersigned acknowledges that failure to properly make an election will result in the undersigned being deemed to have made no election. See “The Offer — Consequences of Tendering with No Election” in the Prospectus.

Mixed Consideration NUMBER OF SHARES TENDERED FOR $1.60 IN CASH, WITHOUT INTEREST, AND 0.3529 SHARES OF EXAR COMMON STOCK, SUBJECT TO THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES.

All-Cash Consideration NUMBER OF SHARES TENDERED FOR $4.00 IN CASH, WITHOUT INTEREST.

Example: If you have 100 shares, and want the All-Cash Consideration for all shares, write “100” next to All-Cash Consideration above. If you have 100 shares and want the Mixed Consideration for all shares, write “100” next to Mixed Consideration. If you have 100 shares and want half in All-Cash Consideration and the other half in Mixed Consideration, write “50” next to All-Cash Consideration above and “50” next to Mixed Consideration above.

†	Unless otherwise indicated above, it will be assumed that all Shares held by us for your account will be tendered.

PLEASE SIGN AND COMPLETE

Signature(s):

Name of Beneficial Owner(s) (please print):

Capacity(s) (full title)* (please print):

Address (including Zip Code) (please print):

Telephone Number(s):

Taxpayer Identification Number or Social Security Number(s):

Date:

*	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, OFFEROR OR EXAR.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING HI/FN STOCKHOLDER. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

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